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                                                                    EXHIBIT 10.2



                             PHILIP SERVICES CORP.
                      (formerly, Philip Environmental Inc.)

                  1997 AMENDED AND RESTATED STOCK OPTION PLAN

     PHILIP SERVICES CORP. (formerly, Philip Environmental Inc.) (the "Corporation") hereby amends and restates its 1994 Stock Option Plan (as so amended and restated, the "Plan") for employees and directors of the Corporation and its Affiliates (as defined in Section 1 hereof), as follows:

1. DEFINITIONS. In this Plan, the following words and expressions shall have the respective meanings ascribed to them below:

     "AFFILIATE" shall have the meaning ascribed thereto in the Securities Act (Ontario) as the same may be amended from time-to-time, or any successor legislation thereto;

     "ASSOCIATE" shall have the meaning ascribed thereto in the Securities Act (Ontario), as the same may be amended from time to time, or any successor legislation thereto.

     "BOARD" means the board of directors of the Corporation;

     "COMMITTEE" means the compensation committee of the Board if designated to administer the Plan, or such other committee as may be appointed to administer the Plan, or if no committee is designated or appointed to administer the Plan, "Committee" shall mean the Board;

     "ELIGIBLE PERSONS" shall mean employees (including both full-time and part-time employees) and directors of the Corporation and its Affiliates and shall constitute the class of persons eligible for the granting of Options;

     "EXERCISE PRICE" shall mean, with respect to a Share subject to option, the price determined by the Committee (which may be subject to increase over the term of the Option), provided that such price shall in no event be less than the latest closing price of the shares on The Toronto Stock Exchange on the trading day immediately preceding the day on which the Option is granted. If no Shares have been traded on such day, the Exercise Price shall be established on the same basis on the last previous day for which a trade was reported by such exchange;

     "INSIDER" shall mean an Eligible Person who is: (i) an insider as defined in the Securities Act (Ontario), as the same may be amended from time to time, or any successor legislation thereto, other than a person who falls within such definition solely by virtue of being a director or senior officer of a Subsidiary of the Corporation, or (ii) any Associate of a person who is an Insider by virtue of (i).

     "OPTION" shall mean an option granted under the terms of the Plan;

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     "OPTION PERIOD" shall mean the period during which an Option may be exercised;

     "OPTIONEE" shall mean an Eligible Person to whom an Option has been granted under the terms of the Plan;

     "OUTSTANDING ISSUE" shall mean the aggregate number of Shares issued and outstanding on a non-diluted basis;

     "SHARES" shall mean the common shares in the capital of the Corporation.

2. PURPOSES. The purpose of the Plan is to secure for the Corporation and its shareholders the benefits of the incentive inherent in share ownership by employees and directors of the Corporation and its Affiliates who, in the judgment of the Committee, will be largely responsible for its future growth and success.

3. ADMINISTRATION. This Plan shall be administered by the Committee, All questions of interpretation and application of the Plan shall be subject to the determination, which shall be final and conclusive. The administration of the Plan shall be the responsibility of the appropriate officer(s) of the Corporation duly designated for the purpose thereof by the Committee and all costs in respect thereof shall be paid by the Corporation.

4. NUMBER OF SHARES AND LAPSED OPTIONS. The number of Shares that may be issued pursuant to the grant of options under the Plan shall not exceed 8,700,000 shares. The Shares which may be issued and sold upon the exercise of Options granted pursuant to the Plan will be authorized but unissued Shares, provided that in no event shall the aggregate number of Shares available for issuance under the Plan, other employee stock option plans, options for services and employee stock purchase plans involving the issuance of Shares exceed 10% of the Outstanding Issue. In addition, the aggregate number of Shares available for issuance under the Plan, other employee stock option plans, options for services and employees stock purchase plans to any one person shall not exceed 5% of the Outstanding Issue. If Options are surrendered, terminate, are cancelled or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, but Options once issued cannot be rescinded by mutual consent or agreement for the purpose of making optioned Shares available for reallocation pursuant to a new Option in favour of the same Optionee at a lower option price under the Plan.

     At no time will Options be granted under the Plan if such grant would result, at any time, in:

     (a) the number of Shares reserved for issuance under stock options granted to Insiders, collectively, pursuant to a share compensation arrangement exceeding 10% of the Outstanding Issue at the time of such grant;

     (b)  the issuance, pursuant to a share compensation arrangement, to
          Insiders,
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          collectively, within a one-year period, of a number of Shares exceeding 10% of the then Outstanding Issue (provided that when the Outstanding Issue is calculated, Shares issued pursuant to any share compensation arrangement over the preceding one-year period are excluded); or

     (c) the issuance, pursuant to a share compensation arrangement, to any one Insider and such Insider's Associates, within a one year period, of a number of Shares exceeding 5% of the then Outstanding Issue (provided that when the Outstanding Issue is calculated, Shares issued pursuant to any share compensation arrangement over the preceding one-year period are excluded).

     Nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the Committee in connection with any allotment and issuance of any Shares which are not allotted and issued under a share compensation arrangement.

5.   PARTICIPATION. Options shall be granted only to Eligible Persons.

6. DETERMINATION OF OPTION RECIPIENTS. The Committee shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Corporation and any other factors which it may deem proper and relevant.

7. PRICE. The option price per Share shall be the Exercise Price calculated in accordance with the Plan on the date of the grant. One Option may consist of more than one group of Shares exercisable at different Exercise Prices.

8. GRANT OF OPTIONS. (1) The Committee may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of shares that it shall designate, subject to the provisions of the Plan. The date of each grant of Options shall be determined by the Committee when the grant is authorized.

     (2) Each Option shall be evidenced by a letter from the Corporation to the Optionee or by stock option agreement with terms and conditions consistent with the Plan and as approved by the Committee (which terms and conditions need not be the same in each case and may be changed from time to time).

9. TERM OF OPTIONS. (1) The Option Period shall commence on the date of grant (subject to any "earn-in" or vesting requirements) and expire on the date as the Committee may approve at the time of the grant of the Option which will not be later than 10 years from the date the option was granted.

     (2) Options may in the discretion of the Committee be exercisable either immediately or on an "earn-in" basis after one or more specified periods of time.
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     (3) Options may be exercised in whole or in part (in each case to the nearest full Share) at any time (subject to any "earn-in" requirements) during the Option Period, but only in units of 1,000 Shares or such fewer number of Shares as may remain subject or option in favour of the Optionee.

     (4) Except as set forth in Section 10 or unless otherwise determined by the Committee, no Option may be exercised unless the Optionee is at the time of such exercise an employee of the Corporation or one of its Affiliates and shall have served continuously in such capacity since the date of the grant of his Option. Absence on leave, having approval of the Corporation, shall not be considered an interruption of service for any purpose of the Plan.

     (5) The exercise of any Option will be contingent upon receipt by the Corporation of payment of the full purchase price of such Shares. No Optionee or his legal representative, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Plan.

10. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR PERMANENT DISABILITY. (1) If an Optionee shall die or become permanently disabled while an employee or director of the Corporation or one of its Affiliates, then, subject to and in accordance with the terms of the relevant option agreement, any Option held by him at the date of death or permanent disability shall become fully exercisable (whether in whole or in part and without regard to any "earn-in" requirements), but in the case of death only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the Laws of descent and distribution. All such Options shall be exercisable from the date of death or permanent disability until the expiration of the Option Period in respect thereof.

     (2) Unless otherwise determined by the Committee, if an Optionee ceases to serve the Corporation as an employee of the Corporation or one of its Affiliates as a result of termination without cause, then, subject to and in accordance with the terms of the relevant option agreement, any Option held by such
Optionee shall (without regard to any "earn-in" requirements), become fully exercisable (whether in whole or in part) but shall be exercisable only until the earlier of the date which is twelve (12) months from the date of termination or the expiration of the Option Period in respect thereof. Unless otherwise determined by the Committee, in all other cases of termination of employment as an employee of the Corporation or one of its Affiliates, then, subject to and in accordance with the terms of the option agreement, any Option held by such Optionee may (subject to any applicable "earn-in" requirements) be exercised in whole or in part but shall be exercisable only until the earlier of the date which is thirty (30) days next succeeding the date of termination of employment or the expiration of the Option Period in respect thereof.
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11.   EFFECT OF TAKE-OVER BID. If a bona fide offer (the "Offer") is made to the
Optionee or to shareholders generally or to a class of shareholders which includes the Optionee for Shares, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time), then the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof; whereupon such Option may be exercised in whole or in part by the Optionee (without regard to any "earn-in" requirements) so as to permit the Optionee to tender the Shares received upon such exercise (the "Optioned Shares") pursuant to the Offer.

12. ADJUSTMENT IN SHARES SUBJECT TO THE PLAN. If there is any change in the Shares of the Corporation through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available for Option, the Shares subject to any Option and/or the purchase price thereof shall be adjusted appropriately by the Committee and such adjustment shall be effective and binding for all purposes of the Plan.

13. TRANSFERABILITY. Options shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution, and during the lifetime of an Optionee shall be exercisable only by such Optionee.

14. NECESSARY APPROVALS. The obligation of the Corporation to sell and deliver Shares on the exercise of Options is subject to the approval of any governmental authority or stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Corporation. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Corporation to issue such Shares shall terminate and any option price paid to the Corporation shall be returned to the Optionee.

15. EXPIRATION AND TERMINATION OF THE PLAN. Options shall remain in effect until they have been exercised, have expired, have been properly surrendered to the Corporation or have been terminated. The Plan may be abandoned or terminated in whole or in part at any time by the Committee, except with respect to any Option then outstanding under the Plan.

16. AMENDMENTS TO PLAN. The Committee reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in its absolute discretion. However, any amendment to any provision of the Plan shall be subject to approval, if required, by any governmental authority or stock exchanges having jurisdiction over the securities of the Corporation or by the shareholders of the Corporation, if required, by law or any order, policy, by-law or regulation of any regulatory body or stock exchanges having jurisdiction or authority over the securities of the Corporation or the Plan.
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17.  INTERPRETATION. The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.

18. COMPLIANCE WITH APPLICABLE LAW, ETC. If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchanges having jurisdiction or authority over the securities of the Corporation or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

19. COMING INTO EFFECT. The Plan shall come into effect upon its approval by the shareholders of the Corporation.